EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-30303, 333-36949, 333-43961, 333-46425, 333-56879, 333-61571, 333-67707, 033-68144, 333-85385, 333-96079, 333-94509, 333-66280, 333-71682, 333-74460, 333-76840, 333-86166, 333-89550, 333-89880, 333-101271, and 333-101301), Form S-4 (No. 333-101304) and Form S-8 (Nos. 333-06130, 333-12621, 333-06054, 333-40727, 333-61573, 333-81239, 033-48411, 033-63638, 033-91074, 333-85383, 333-36272, 333-58922, 333-72014, 333-87810, 333-100097, 333-100114, 333-100115, 333-103320, 333-103323, 333-106487, 333-111131, 333-129437, 333-129438, 333-146431 and 333-153661) of Activision Blizzard, Inc. of our report dated February 29, 2008, (except for the effects of the change in accounting principle described in Note 2, as to which the date is November 5, 2008) with respect to the consolidated financial statements of Vivendi Games, Inc. included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Los Angeles, California

November 5, 2008